As filed with the Securities and Exchange Commission on May 16, 2012

Registration No. 333-180111

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SEAWRIGHT HOLDINGS, INC.

(Name of registrant as specified in its charter)

Delaware	54-1965220
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

600 Cameron Street

Alexandria, Virginia 22314

(703) 340-1629

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joel Sens Seawright Holdings, Inc. 600 Cameron Street Alexandria, Virginia 22314 (703) 340-1629 (Address, including zip code, and telephone number, including area code, of agent for service)

ISSUANCE OF ALL SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (the “Registration Statement”) of Seawright Holdings, Inc. (the “Company”), File No. 333-180111, which was originally filed with the Securities and Exchange Commission on March 14, 2012, and which was effective immediately upon filing.

The Registration Statement registered 2,600,000 shares of the Company’s common stock for future issuance under the Company’s 2012 Employee, Consultant and Advisor Stock Compensation Plan (the “Plan”). At this time, all of the shares of common stock covered by the Registration Statement have been issued. Therefore, it is no longer necessary for the Company to maintain the Registration Statement in order to issue shares under the Plan.

Effective upon filing hereof, the Company hereby removes from registration all shares of Common Stock registered under the Registration Statement that remain unissued as of the date of this Post-Effective Amendment.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Alexandria, State of Virginia on May 16, 2012.

Seawright Holdings, Inc.

BY: /s/ Joel Sens	Date	Signature
Joel Sens, President	May 16, 2012.	/s/ Joel Sens

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	NAME	TITLE	DATE
/s/ Joel Sens	Joel Sens	Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, President, Director	May 16, 2012.